GuideStone Funds - Medium-Duration Bond Fund (the "Fund")
CUSIP: 340711AQ
Quarterly Report from Adviser for the Quarter Ending 6/30/2009
PROCEDURES PURSUANT TO RULE 10f-3*



(1)    Name of Underwriters
    BOA Securities, LLC, Cayon New York, GS&Co., JPMorgan
    Chase & Co.,     Barclays Captial, Misubishi UFJ Securities,
    RBC Captial Markets,     SunTrust Robinson Humphrey; Wachovia
    Securities, Williams Capital Group

Comparable Securities
(1) Citigroup Global Markets, Inc, HSBC Securities, RBC
Captial Markets, CIBC, TD Securities, BMO Captial Markets,
BNP Paribas, DB Securities, Scotia Capital, Mistubishi UFJ
Securities, Daiwa Securities America

(2) Credit Suisse Securities, JPM Securities, Morgan Stanley, RBS
Greenwich Capital, BNP Paribas, DB Securities

(2) BOA Securities, Barclays Captial, Citigroup Global
Markets, JPMorgan, Wachovia Capital Markets, BNP Paribas,
BTM Capital Corp, DB Securities, PNC Capital Markets,
RBS Greenwich Capital, Societe
    Generale, Sun Trust Robinson Humphrey


(2)    Name of Issuer
    Florida Gas Transmission

Comparable Securities
    (1)  Husky Energy Inc

    (2)  Energy Transfer Partners
    (3)  EQT Corp


(3)    Title of Security
    CITCOR 7.9 05/19

Comparable Securities
    (1)  HSECN 7 1/4 12/19

    (2)  ETP 9 04/14/19

    (3)  EQT8 1/8 06/01/19


(4)    Date of Prospectus or First Offering
    04/29/2009

Comparable Securities
    (1)  05/06/2009

    (2)  04/02/2009
    (3)  05/12/2009


(5)    Amount of Total Offering
    600,000,000

Comparable Securities
    (1)  750,000,000

    (2)  650,000,000

    (3)  700,000,000


(6)    Unit Price
    99.820

Comparable Securities
    (1)  99.767

    (2)  99.996

    (3)  98.668


(7)    Underwriting Spread or Commission
    0.65%

Comparable Securities
    (1)  0.65%

    (2)  0.600%

    (3)0.65%


(8)    Rating
       Baa2e/BBB

Comparable Securities
       (1)  Baa2/BBB+

       (2)  Baa3/BBB-BBB

       (3)  Baa1/BBB/BBB+


(9)    Maturity Date
       05/15/2009

Comparable Securities
        (1)12/15/2019

       (2)  04/15/2019

       (3)  06/01/2019

(10)    Current Yield
       7.914%

Comparable Securities
       (1)  7.267%

       (2)  9.000%

       (3)  8.512%


(11)    Yield to Maturity
       7.926%

Comparable Securities
       (1)  7.280%

       (2)  9.000%

       (3)  8.173%


(12)    Subordination Features
       Notes

Comparable Securities

(1)  Sr. Unsecured

       (2)  Sr. Unsecured

       (3)  Sr. Unsecured

*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.

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(13)    Nature of Political Entity, if any, including in the case
of revenue bonds, underlying entity supplying the revenue  N/A


(14)    Total Par Value of Bonds Purchased:  500,000


(15)    Dollar Amount of Purchases ($):  499,100


(16)    Number of Shares Purchased:  500,000


(17) Years of Continuous Operation (excluding municipal securities; see (25)(d) below)
The company has been in continuous operation for greater than three years.


(18)    % of Offering Purchased by Fund:  0.083%

(19)   % of Offering Purchased by all other GSAM managed
         Portfolios and Accounts:  3.917%


(20)    Sum of (18) and (19)**:  4.00%


(21)    % of Fund's Total Assets applied to Purchase:  0.25%


(22) Name(s) of Underwriter(s) or Dealer(s) from whom Purchased:
Bank of America


(23) Is the Adviser, any Sub-Adviser or any person of which the Adviser or Sub-Adviser is an "affiliated person", a Manager or Co-Manager of the Offering? Yes


(24) Were Purchases Designated as Group Sales or otherwise allocated to the Adviser, any Sub-Adviser or any person of which the Adviser or Sub-Adviser is an "affiliated person"? No


(25)    Have the following conditions been satisfied:

       (a) The securities were part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or were U.S. government securities, as defined in Section 2(a)(29) of the Securities Exchange Act of 1934, or were securities sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering? Yes

(b) The securities were purchased prior to the end of the
first day on which any sales to the public were made, at a
price        that was not more than the price paid by
each other purchaser of securities in that offering or in any concurrent offering of the securities
(except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated. Yes

       (c)    The underwriting was a firm commitment underwriting?  Yes

       (d) With respect to any issue of municipal securities to be purchased, did the securities receive an investment grade rating from at least one unaffiliated nationally recognized statistical rating organizations, or if the issuer of the municipal securities to purchased, or the entity supplying the revenues from which the issue is to be paid , shall have been in continuous operation for less than three years (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization? N/A


/s/ Steve Goldman
Portfolio Manager